Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Iterum Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Non-transferable subscription rights to purchase units (2)	—	—	—	—	—	—

	Equity	Units consisting of the Registrant’s ordinary shares, $0.01 par value per share (“Ordinary Shares”), and warrants to purchase Ordinary Shares	457(o)	—	—	$15,000,000	0.00014760	$2,214.00

	Equity	Ordinary Shares included as a part of the Units	—	—	—	—	—	—

	Equity	Warrants to purchase Ordinary Shares included as part of the Units	—	—	—	—	—	—

	Equity	Ordinary Shares issuable upon exercise of the warrants (3)	457(o)	—	—	$5,000,000	0.00014760	$738.00

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$20,000,000	—	$2,952.00			—	—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,952.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended (the “Securities Act”).
(2)

Non-transferable subscription rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the subscription rights because the subscription rights are being registered in the same registration statement as the securities of the Registrant underlying the subscription rights.

(3)

In addition to the Ordinary Shares set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of Ordinary Shares as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.